UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2007

LSI LOGIC CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-10317	94-2712976

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1621 Barber Lane
Milpitas, California 95035
(Address of principal executive offices, including zip code)
(408) 433-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers.
     On March 30, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of LSI Logic Corporation (the “Company”) approved performance goals and a bonus formula under the LSI Logic Corporation Incentive Plan (the “Plan”) that will be used to calculate the fiscal 2007 bonus (if any) for Abhijit Y. Talwalkar, the Company’s President and Chief Executive Officer.
     The Plan was approved by the Company’s stockholders at the Company’s 2004 Annual Meeting of Stockholders. Under the Plan, the Committee may choose from several specified performance goals. For fiscal 2007, the Committee chose three primary measures: operating income (weighted at 70%), annual revenue (weighted at 20%), and cash flow (weighted at 10%). The target fiscal 2007 bonus to Mr. Talwalkar under the Plan is 100% of his annual base salary and the range of the potential payout is from zero to 200% of his annual base salary. The actual bonus (if any) will depend on whether actual performance meets or exceeds the goals specified by the Committee. Also, the Committee retains discretion to decrease (but not to increase) the bonus otherwise indicated by actual performance.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2007	LSI LOGIC CORPORATION, a Delaware corporation
	By:	/s/ Bryon Look
Bryon Look
Executive Vice President and
Chief Financial Officer